UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 16, 2010
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 16, 2010, Laboratory Corporation of America Holdings (LabCorp) (NYSE: LH) announced that it has priced its offering of $925 million in senior notes.  The offering consists of two tranches: $325 million aggregate principal amount of 3.125% Senior Notes due 2016 (the “2016 Notes”) and $600 million aggregate principal amount of 4.625% Senior Notes due 2020 (the “2020 Notes,” and together with the 2016 Notes, the “Notes”).  The Notes will bear interest from November 19, 2010, payable semi-annually on May 15 and November 15, commencing on May 15, 2011.  The closing of the offering is expected to occur on November 19, 2010, subject to the satisfaction of customary closing conditions. The Notes will be senior unsecured obligations and will rank equally with LabCorp’s existing and future senior unsecured debt.

LabCorp intends to use the net proceeds of this offering to fund a portion of the purchase price of its acquisition of Genzyme Genetics, a business unit of Genzyme Corporation, and for general corporate purposes.

Exhibits

99.1	Press Release dated November 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

November 16, 2010